Exhibit 31.2

I, Harold A. Hurwitz, certify that:

1.	I have reviewed this Form 10-K/A No. 1 of Pro-Dex, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted]

4.	[Intentionally omitted]

5.	[Intentionally omitted]

Date: October 26, 2012

/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer